                                                                    Exhibit 24.6

Chamberlin & Associates
- --------------------------------------------------------------------------------
                                                         7463 W. Otero Place
                                                         Littleton, CO  80123
                                                         Tele/FAX - 303-979-6753




March 19, 1996



Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO  80401

Gentlemen:

     We hereby consent to the incorporation by reference into the Registration Statement of Canyon Resources Corporation (the "Company") on Form S-8 (File No. 33-37306); Form S-3 (File No. 33-34560); Form S-3 (File No. 33-45909); and Form
S-3 (File 33-65028) of our report dated February 1994 pertaining to metallurgy review of the Briggs Gold Project Feasibility Study as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

                                    Very truly yours,

                                    CHAMBERLIN & ASSOCIATES


                                    /s/Paul Chamberlin
                                    ------------------
                                    Paul D. Chamberlin
                                    P.E., Colorado #12727